EXHIBIT 99.1

ORTHO-CLINICAL DIAGNOSTICS HOLDINGS PLC

2021 EQUITY INCENTIVE PLAN

2014 Equity Incentive Plan

OMNIBUS AMENDMENT TO AWARD AGREEMENTS

This Omnibus Amendment to Award Agreements (the “Amendment”) amends those outstanding award agreements described below (the “Award Agreements”) relating to share option awards, restricted share units and restricted shares (each an “Award”) granted by Ortho Clinical Diagnostics Holdings plc or its predecessors (the “Company”) under the Company’s 2014 Equity Incentive Plan or the Company’s 2021 Equity Incentive Plan (each a “Plan” and together, the “Plans”). Capitalized terms not defined herein shall have the meanings set forth in the respective Plan. This Amendment does not, however, amend the terms of, and does not apply to, any Award that is covered by an individual amendment or similar agreement addressing the impact of the Combinations (as defined below) thereon.

WHEREAS, the Company has entered into a Business Combination Agreement by and among Quidel Corporation, Coronado Topco, Inc. (“Topco”), the Company, Laguna Merger Sub, Inc., Orca Holdco, Inc. and Orca Holdco 2, Inc. dated as of December 22, 2021 (the “BCA”) and the transaction contemplated thereby, the “Combinations”);

WHEREAS, the BCA permits the Company to take certain actions with respect to outstanding equity awards, including the accelerated vesting of outstanding unvested awards upon a termination without cause;

WHEREAS, the Plans reserve to the Company the authority to provide that awards made under the Plan shall become vested upon certain conditions;

WHEREAS, the Company desires to amend the terms of the Award Agreements to provide that the Award granted thereby shall vest immediately and in full in the event that the holder’s employment or other service is terminated without cause, whether before, on or after the consummation of the Combinations;

NOW, THEREFORE, the Award Agreements shall be amended as follows, effective as of the date this Amendment is approved by the Compensation Committee of the Company’s Board of Directors (the “Board”) :

1. Amendment of Option Agreements. The following provision is hereby incorporated into each Award Agreement providing for the award of an option under either of the Plans:

“The Award shall become vested and, if applicable, exercisable in full upon the Optionee’s Termination of Service by the Company or any of its Affiliates without Cause whether before, on or after the consummation of the transactions contemplated by that certain Business Combination Agreement by and among Quidel Corporation, Coronado Topco, Inc., the Company, Laguna Merger Sub, Inc., Orca Holdco, Inc. and Orca Holdco 2, Inc. dated as of December 22, 2021.”

2. Impact of Termination of the BCA. In the event the BCA is terminated for any reason prior to the consummation of the Combinations, this Amendment shall be null and void and of no further force or effect, provided, however, that the termination of BCA shall not impact the vesting of any Award that has previously vested in accordance with the terms of this Amendment and such previously vested Award(s) shall remain vested.

3. Awards held by Non-Employee Directors. For the avoidance of doubt, the members of the Company’s board of directors (other than the Company’s Chief Executive Officer) who are not appointed to the board of directors of Topco upon the closing of the Combinations will be deemed to have incurred a Termination of Service by the Company without Cause and all Awards held by such members of the Company’s board of directors shall become vested in accordance with the terms of this Amendment.

4. Parachute Payment. The following provision is hereby incorporated into each Award Agreement providing for an Award under the Company’s 2014 Equity Incentive Plan:

“Notwithstanding any provision in the Plan to the contrary, Section 10(l) of the Plan shall not apply to any holder of an Award thereunder without the written consent of such holder.”

5. Full Force and Effect. To the extent not expressly amended hereby, the Award Agreements remain unchanged and in full force and effect.

[Signature Page Follows]

In witness whereof, this Amendment is hereby executed on behalf of the Company as of the date below.

COMPANY:

Ortho Clinical Diagnostics Holdings plc

By: /s/ Joseph M. Busky

Name: Joseph M. Busky

Title: Chief Financial Officer

Date: April 1, 2022